SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2004

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 381-0777

N/A

(Former name or former address, if changed since last report)

Section 1 - Registrant's Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement

On September 27, the Company entered into a definitive agreement with Late for the Sky Production Company to license and provide Online Access to their many popular game titles listed in Exhibit 1. The agreement calls for an advance payment of $5,000 and minimum royalties of $50,000 calculated at 12% until the minimum royalties are achieved and 15% thereafter. The contract is filed as an exhibit hereto.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On September 17, 2004 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer acquired 600,000, 150,000 and 250,000 shares of Games, Inc stock respectively through Games Inc Deferred Comp Plan at $0.50 per share. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On September 17, 2004 Games, Inc. issued 580,000 shares of its common stock an accredited investor for $232,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as exhibits to this Form 8-K:

Exhibit No.

Description

10.13

License and Merchandising Agreement with Late for the Sky Production Company, Inc., dated September 27, 2004.

10.14

Addendum to the License and Merchandising Agreement dated September 27, 2004 between Late for the Sky Production Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: September 28, 2004